Exhibit 99.1

Enviva Partners, LP Business Overview Last Updated: December 28, 2015

Forward-Looking Statements and Cautionary Statements Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the IPO prospectus filed on April 29, 2015 and the Quarterly Reports on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, impact of compliance with legislation and regulations and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and Market Data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above.

Company Highlights Compelling Industry Fundamentals Critical supply chain partner for major power generators worldwide Forecast demand growing rapidly with 20% CAGR through 2019 Supply not adequate for demand with few providers of any scale Advantaged Assets Six fully-contracted, strategically located production plants and a deep-water marine terminal Strong fiber baskets deliver low-cost, growing natural resource, and stable pricing Embedded low cost to-port logistics and favorable long-term fixed rate shipping contracts Long-Term Off-take Contracts Take-or-pay contracts with weighted average remaining term of 8.0 years1 Creditworthy utility counterparties Recently added new 450K MTPY and 500K MTPY 10-year contracts Substantial Growth Opportunities Increased Q3 distribution by 7% and expect substantial growth in 2016 Completed first sponsor drop-down of 510K MTPY Southampton plant in December 2015 Visible sponsor-held drop-down inventory of contracted assets, including 420K MTPY long-term contract Margin expansion within existing contracted assets and opportunistic 3rd party acquisition targets Experienced Management Team Management team led by industry founders and seasoned public company executives Demonstrated expertise acquiring, building, operating, and contracting / re-contracting platform assets Management rewarded for sustained growth in per-unit distributable cash flow World’s largest supplier of utility grade wood pellets to major power generators with 2.2 million metric tons per year (“MTPY”) of production capacity (1) As of December 14, 2015

Major industrial economies are far short of binding 2020 renewable targets Austerity challenges, desire to eliminate coal, grid stability issues, and sustainability requirements limit alternatives But existing coal assets can be quickly and cost-effectively converted to biomass Wood pellets provide low-cost, drop-in solution driving large demand Market growing rapidly: demand forecasted at 20% CAGR from 2014 to 2019 (3) Enviva is Only Enterprise Supplier (1) Hawkins Wright – April 28, 2015 (2) Installed cost per kilowatt in 2012 in the U.K. from DECC Electricity Generation Costs (December 2013); Hawkins Wright; dollar amounts based on exchange rate of 0.66 GBP per USD as of 9/28/15. Data may not be representative of all the markets in which we or our customers operate (3) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third quarter 2015. Europe Asia North America Identified Supply Supply Gap Enviva Solves a Growing, Unmet Challenge for Generators Progress To Binding 2020 Renewables Targets (1) Installed Cost / KW (2) 2019 Industrial Pellet Volumes (in millions MTPY) (3) 68% 66% 40% 38% 31% 10% 0% 25% 50% 75% 100% NL UK BEL FR GER DK % of Target % Short 23.0 4.8 0.1 19.4 8.5 0 6 12 18 24 30 Demand Supply 2019 Nuclear , $7,276 Offshore Wind , $3,712 Onshore Wind , $3,030 Solar , $1,515 Biomass Conversion , $594 $- $2,500 $5,000 $7,500

Familiar Midstream Activities Enviva performs activities similar to other midstream MLPs Qualifying income generated by aggregating a natural resource, processing it into fuel at production facilities, transporting pellets to deep water marine storage terminals, and delivering ratably to utility customers No direct exposure to crude oil or natural gas prices CONVENTIONAL GATHERING STORAGE RENEWABLE GATHERING STORAGE Wellhead Oil, Gas, NGL, Coal Wood Fiber UPSTREAM MIDSTREAM DOWNSTREAM Processing Washing Fractionating Truck Pipeline Rail Vessel Processing Drying Densifying Truck Rail Vessel Refineries Generators Drax E.ON Engie BP Valero

Compelling Industry Fundamentals Enviva’s Port of Chesapeake Marine Terminal

We Reduce Carbon Emissions United Nations Climate 2014: Carbon emissions from coal are 4 times greater than forest wood biomass European Union 2014 report: biomass can lead to “significant greenhouse gas savings compared to fossil fuels” 100 U.S. Forest Scientists 2014: “The carbon benefits of sustainable forest biomass energy are well established” Oak Ridge National Laboratory scientists 2015: Wood biomass “can reduce the climate impacts of fossil fuels” Source: State of play on the sustainability of solid and gaseous biomass used for electricity, heating and cooling in the EU. European Commission. July 2014. Source: Dale et al. Ecological objectives can be achieved with wood-derived bioenergy. The Ecological Society of America. 2015. Source: IPCC, 2014: Climate Change 2014: Mitigation of Climate Change. Contribution of Working Group III to the Fifth Assessment Report of the Intergovernmental Panel on Climate Change Source: Letter to Gina McCarthy, Administrator, EPA, from professors affiliated with the National Association of University Forest Resources Professionals. November 6, 2014. Carbon Savings 2015: “The GHG intensity of pellet based electricity is 74% to 85% lower than that of coal-based electricity” Source: Khanna et al. Carbon savings with transatlantic trade in pellets: accounting for market-driven effects. 2015. Authors include Chair of EPA’s Scientific Advisory Board for Biogenic Carbon

Our Activities Sustain Thriving, Healthy Forests

"We show a ***substantial increase in the area of all forest types*** in the presence of increased pellet demand."

- Duke University & NC State University[1]

Pulpwood ***demand from pulp and paper industry down 100+ million tons*** annually since 1995

- U.S. Forest Service[2]

"An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S."[3]

-USDA Acting Chief Economist Robert Johansson, 2015

Independently Audited Certifications:

SUSTAINABLE FORESTRY INITIATIVE SFI-01203

FSC www.fsc.org FSC® C110565

PEFC PEFC/29-31-238

"Enviva is ensuring that North Carolina's ***bottomland forests will be sustained and protected*** for generations to come"

- **The Honorable Pat McCrory, Governor of North Carolina**, regarding the Enviva Forest Conservation Fund, a $5 million, 10-year program designed to protect tens of thousands of acres of bottomland forests in Virginia and North Carolina. This program is sponsored by Enviva Holdings, LP.

1. Galik and Abt, *Sustainability Guidelines and Forest Market Response: as assessment of European Union pellet demand in the Southeastern United States*. ECB Bioenergy. 2015
2. As cited in: United States Census Bureau. (2012). Statistical Abstract of the United States: 2012.
3. USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/

8

Market Seeing Regulatory Stability and Orderly Growth Northern European countries where Enviva’s long-term contracted customers are based Policy characteristics for Enviva’s target markets Biomass energy providing a compelling answer to the energy “trilemma” of cost, decarbonization, and grid stability Baseload characteristics of biomass power seen as a major advantage as electricity systems are placed under strain U.K. and E.U. policy-makers focused on improving financial discipline on a “total cost” basis, leading to more competition among renewables, which biomass can win Adjacent biomass Combined Heat and Power (CHP) and heating markets growing, leading to additional sources of demand Regulatory actions fueling growth U.K. announced plan to shut all coal-fired power plants by 2025 EPA Clean Power Plan could be new enabler for growth in nascent U.S. market 1 2 3 4 5 Growing Asian Demand Driven by New Feed-In Tariffs and Renewable Energy Standards “DECC’s priorities are clear: keeping bills as low as possible and powering the economy while decarbonizing in the most cost-effective way.” Amber Rudd, July 2015 UK Secretary of State for Energy and Climate Change

Supply Gap Created by Multiple Hurdles to Entry Commitment to Excellence in Safety, Sustainability & Reliability Wood Aggregation Wood Receiving & Storage Debarking & Chipping Drying Size Reduction Pelleting Truck / Rail Loading Shipping Deep Process Capabilities Required Fragmented Natural Resource Base Concentrated Customer Generation Set LIMITED SUPPLY CHAIN INFRASTRUCTURE Fiber Logistics Plant Ship Port CAPITAL INVESTMENT REQUIRED IN: Current Supply Port Storage

Limited Competition Worldwide Industrial Pellet Producers and Regional Production Pellet industry historically characterized by fragmented worldwide supply base Utility trade almost exclusively one-to-one agreements between standalone plants Suppliers typically build smaller plants (100k MTPY or less) often with inexperienced sponsors Enviva distinguishes itself with an industrial, enterprise-scale approach Carefully assembled team of foresters, manufacturing experts, logisticians, and engineers Multi-plant profile allows for optimization Conservative balance sheet Multi-billion dollar financial investors experienced in energy and wood products sector Source: Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third quarter 2015 *Includes the Sampson plant (under construction) of Enviva Wilmington Holdings, LLC, a joint venture between a wholly-owned subsidiary of Enviva Holdings, LP (the “Sponsor”) and certain affiliates of John Hancock Life Insurance Company, but does not include other production plants being developed by the Sponsor or the joint venture. (Thousands of MTPY) $1.9 billion additional investment opportunity for experienced and well capitalized operator(1) (1) Hawkins Wright supply and demand data. Assumption of $220/ton of installed capacity 0 600 1,200 1,800 2,400 3,000 Solvay (U.S.) Plantation Energy (Australia) Westervelt (U.S.) Zilkha Biomass (U.S.) Tanac (Brazil) Portucel (Colombo) (U.S.) Pacific Bioenergy (Canada) Rentech (Canada) FRAM Renewable Fuels (U.S.) Georgia Biomass (U.S.) Drax Biomass (U.S.) German Pellets (U.S.) Pinnacle Pellet (Canada) Enviva (U.S.)* 0 2,000 4,000 6,000 8,000 10,000 Rest of the World Russia and East Europe Europe Baltic States Canada United States Current capacity Under construction or financed for completion by 2017

Advantaged Assets Enviva’s Production Facility in Northampton, NC

Assets at a Glance



Bethesda, MD
Southampton, VA – 510K
Port of Chesapeake, VA – 90K
Northampton, NC – 500K
Ahoskie, NC – 370K
Amory, MS – 110K
Wiggins, MS – 110K
Cottondale, FL – 650K
Port of Mobile, AL – 45K+
Port of Panama City, FL – 32K
Plant - Enviva Partners, LP
Port - Enviva Partners, LP
Enviva Headquarters

Storage and Terminaling Assets

Port of Mobile



Location: Mobile, AL, Cooper Marine & Timberlands ChipCo Terminal
Startup: 3rd Party Agreement
Storage: Flex barge storage with 45K+ MT of capacity

Port of Chesapeake



Location: Chesapeake, VA, wholly owned by Enviva
Startup: November 2011
Storage: Dome storage with 90K MT of capacity

Port of Panama City



Location: Panama City, FL, Port Panama City
Startup: 3rd Party Agreement
Storage: Flat warehouse storage with 32K MT of capacity

Current Production Plants

Amory



Location: Amory, MS
Startup: August 2010 (acquired)
Annual Production: 110K MTPY

Wiggins



Location: Wiggins, MS
Startup: October 2010 (acquired)
Annual Production: 110K MTPY

Ahoskie



Location: Ahoskie, NC
Startup: November 2011
Annual Production: 370K MTPY

Southampton



Location: Southampton, VA
Startup: October 2013
Annual Production: 510K MTPY

Northampton



Location: Northampton, NC
Startup: April 2013
Annual Production: 500K MTPY

Cottondale



Location: Cottondale, FL
Startup: May 2008 (acquired January 2015)
Annual Production: 650K MTPY

13

Advantaged Assets (3) Source: Enviva Operating Leverage of Enviva’s 1.4MM Tons Integrated Low-Cost Logistics $ / MT Port Costs Robust Resource Availability 75 mi. Northampton Hardwood Roundwood Pine Roundwood Open / Farmland (1) FIA Data, Gross of 22MM+ tons annual growth (2) Timber Mart-South-North Carolina 1990 – Sept 2015 Port of Chesapeake, VA Southampton, VA Northampton, NC Ahoskie, NC 1MM tons annual facility demand 475MM+ tons inventory 8MM+ tons net annual fiber excess (1) 65,000+ private landowners 1.4MM MT+ consolidated annual throughput ~75mi average distance to port Dedicated, Low-Cost, Haul to Wholly Owned Terminal North Carolina Pine Pulpwood 1990 - Sept 2015 CAGR = 1.7% (2) North Carolina Hardwood Pulpwood 1990 - Sept 2015 CAGR = 2.3% (2) Stable Delivered Cost of Fiber (2) Cost Advantage of Vertically Integrated Port (3) $- $10 $20 $30 $40 $50 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 $0 $3 $6 $9 $12 $15 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 MT/ yr of Pellet Throughput

Operational Excellence Continuous Improvement Consistent Uptime & OEE Performance OEE: Overall Equipment Effectiveness Note: Plant began operations mid-Q2 2013 Safety philosophy of “Every Accident is Preventable” Industry leading Total Incident Rate Key Performance Indicators (KPIs) drive “Lean/Six Sigma” manufacturing operations and continuous improvement Large scale and portfolio of “build and copy” assets creates operating leverage Common spares Shared services across facilities Quick to repeat, standardize, and improve 0% 20% 40% 60% 80% 100% Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Northampton Uptime Northampton OEE $40.00 $60.00 $80.00 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Northampton Plant OpEx ($/MT)

Long-Term Off-take Agreements Barge-to-Ship Loading at Enviva’s Operations in Mobile, AL

Take-or-Pay Contracts Provide Stable Cash Flow Contract Pricing $ per metric ton Weighted Average Remaining Term of Off-take Contracts is 8.0 years1 Note: Represents examples of various pricing protection provisions within our portfolio of contracts; no single contract in our portfolio contains every pricing protection provision listed above Typical Contract Provisions Margin Protection (e.g., pass-through provisions or escalators) to protect against changes in: Cost of Fiber Indexed stumpage pricing matches underlying raw material commodity cost to regional indices Operations & Maintenance Costs Protects against changes of plant-level cost position through CPI or fixed inflator Logistics To Plant / To Port Mitigates fuel exposure through EIA indexed diesel pricing adjustment Shipping / Bunker Fuel Fixed, back to back shipping component with bunker fuel pass-throughs to customer General Inflation Protects against erosion of underlying cost position through CPI or fixed inflator applied against base price (1) As of December 14, 2015 Base Price Stumpage Diesel Shipping $0 $40 $80 $120 $160 $200

Off-Take Contracts and Market Update Opportunity to further contract current assets and build additional drop-down inventory Re-contracted first open position in second half 2017 by entering into a new 450K MTPY, 10-year take-or-pay contract Acquired 500K MTPY, 10-year take-or-pay contract from Sponsor with drop-down of Southampton plant Weighted average remaining term of off-take contracts is 8.0 years1 Sponsor’s 420K MTPY, 10-year take-or-pay contract with DONG Energy will further extend sales book tenor if acquired in a future planned drop-down transaction Additional contract negotiations well underway; balancing risk, tenor, and diversification of customer base Market update reported on November 5, 2015: DONG Energy’s 360 MW Strudstrup and 250 MW Avedore units are on track Expected combined incremental annual wood pellet demand around 1 million MTPY starting in 2016 E.ON announced the sale of its 556 MW Langerlo facility and buyer intends to convert to wood pellet-fueled generation Annual expected wood pellet demand of more than 1.5 million MTPY commencing in 2017 MGT Teesside 299MW project is progressing towards financial close in early 2016 U.K. government-backed Contract for Difference (CfD) incentive passed the EU state-aid review Annual expected wood pellet demand of more than 1 million MTPY commencing in early 2019 RWE’s 420 MW Lynemouth facility is expected to need approximately 1.5 million MTPY of wood pellets Drax’s third 660 MW biomass unit is operational and is expected to need more than 2 million MTPY of wood pellets In the Netherlands, the Minister of Economic Affairs is expected to increase the renewable incentive scheme budget from EUR 3.5 billion in 2015 to EUR 8 billion in 2016 to help meet binding EU renewable goals, expecting demand of 3.5 to 5.5 million MTPY (1) As of December 14, 2015

Substantial Growth Opportunities Enviva’s Port of Chesapeake

Multiple Growth Drivers MLP Growth Sponsor-Driven Growth (Subject to Five-Year ROFO) Margin Expansion Optimizing Processes Fiber Mix Re-Contracting Visible Drops Sampson Plant Wilmington Port New Contracts Robust Development Pipeline Uncontracted 3rd Party Plants Acquisitions Contracted 3rd Party Plants Supply Chain

Growth Supported by Committed Investors Operations Strong Development Engine & Customer Contract Pipeline Enviva Holdings, LP “Our Sponsor” $550 Million Invested to Date $320 Million Joint Venture Separate entity that finances, develops, constructs, and commissions projects from Sponsor pipeline Currently developing the “Wilmington Projects,” consisting of three 500,000 MTPY wood pellet production plants and a deep-water marine terminal in Wilmington, NC region Sponsor can compel sale of assets to EVA if certain investment returns are achieved Capital can be recycled for future growth Attractive cost of capital with access to capital markets for long-term funding 5-year ROFO on JV and Sponsor Assets Enviva Partners, LP NYSE: EVA Finance, Construction, and Commissioning Development $30 billion energy/power private investment firm Principal owner of Enviva Holdings, LP John Hancock is the US unit of ManuLife Financial and one of the world’s largest timberland investment managers $11.3 billion and 6.3 million acres of timberlands under management

Sponsor Assets Contracted and Under Construction Fully financed 515K MTPY “Build and Copy” replica of Northampton/Southampton plants Production will support new 10-year contract with DONG Energy commencing September 2016 Expected commissioning in Q1 2016 Approximately $20 million estimated incremental Adjusted EBITDA1 Enviva Pellets Sampson (NC) Enviva Port of Wilmington (NC) Fully financed “Build and Copy” replica of Enviva Port of Chesapeake Port under construction, ~1 million MTPY throughput contracted with Sampson plant and 3rd party volumes Expected commissioning in Q1 2016 Approximately $7 million estimated incremental Adjusted EBITDA1 Enviva Port of Wilmington (NC) Construction Enviva Pellets Sampson (NC) Construction (1) See reconciliation on slide 39

Growing Sponsor Development Pipeline

Greenfield & Brownfield Development Pipeline [1]


Sampson, NC
Capacity: 515K MT
Hamlet, NC
Capacity: 500K MT
Laurens, SC
Capacity: 500K MT
Port of Wilmington, NC
Abbeville, AL
Capacity: 350K MT
Lucedale, MS
Capacity: 500K MT
Port of St. Joe, FL
Port of Jacksonville, FL
Port of Pascagoula, MS

M&A and Partnership Opportunities Across Value Chain

- Wood Processing
- Pellet Plants
- Export Terminals
- Shipping
- Import Terminals
- Power Plants

Potential Industry Consolidation

- *Robust asset base across supply chain*
- *Enviva has a proven track record of acquisitions*
- *Complements existing development activity and enables entry to new geographies and markets*

Fully-Financed & Under Construction | Site-Control | Sites Under Assessment

(1) *Site-Control assets are shown at estimated capacities and approximate locations. Sites Under Assessment assets are shown at approximate locations.*

23

EPA’s Clean Power Plan Could Create Opportunities in the U.S. Source: Washington Post, August 2, 2015 Under the EPA’s Clean Power Plan, states are expected to submit plans by September 2016 to meet aggressive emissions reduction and renewable energy targets

Adjacent Markets Experiencing Rapid Demand Growth Heating Pellet Forecasted Demand1 (1) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third quarter 2015 Metric Tons in Thousands Industrial Pellet Forecasted Demand1 Metric Tons in Thousands CAGR: 20% Enviva primarily serves industrial market but increasingly shipping to another large, rapidly growing market Wood pellets are largely fungible across industrial and heating markets North America demand currently forecasted at 40k tons in 2014; 110k tons in each of 2015-2019 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 2014 2015 2017 2019 Europe Asia North America Other 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 2014 2015 2017 2019 Europe Asia North America

Breaking the Fiber Logistics Barrier Unlocks North American Basis Differential Southern US Sweden Germany Latvia1 Japan Australia $138.00 $109.00 $142.40 $141.20 $135.20 $60.30 Annual Global Trade in Wood Products is Valued at over $250 billion Source: RISI World Timber Price Quarterly United Nations FAO 1. Latvia prices are CIF Sweden Like LNG liquefaction, pelleting can turn a stranded, cost advantaged natural resource into a globally traded commodity Wood Chip Price (US$/Dry Ton)

Market Size Growing Due to Application Diversity Time Market Size Coal Displacement & Power Generation Heating Applications & CHP Manufactured Wood Products Cellulosic Chemical / Polymer $/ton Increases Although the supply chain has been enabled by coal displacement and renewable heating applications, global availability of lost-cost fiber creates new markets Increasingly, customers are seeking to replace fossil fuel based hydrocarbons with bio-based hydrocarbons

Financial Highlights Night Shift at Enviva Pellets Northampton

Recent Financial Information Financial Highlights Provided on November 5, 2015 For Q3 2015, generated adjusted EBITDA of $15.9 million1 on net income of $6.4 million Increased quarterly cash distribution by about 7% to $0.44 per unit Distributable cash flow of $12.6 million1 Equates to 1.21 times coverage of the distribution Conservative financial policies Conservative leverage ratio target of 3x EBITDA Undrawn $25 million revolver ($20 million available on a run rate basis) No material debt maturities in next 4 years Guidance Provided on December 14, 2015 Expect Q4 2015 adjusted EBITDA to be at or slightly above the high end of the expected range of $14.8 - $15.8 million1 provided on November 5, 2015 For 2016, expect adjusted EBITDA of $83.0 - $87.0 million2 on net income of $43.0 - $47.0 million Expect to generate distributable cash flow of $67.0 - $71 million2 Represents $2.71 - $2.87 per common and subordinated unit Other than the Southampton drop-down, 2016 guidance does not include any potential drop-downs or acquisitions See reconciliation on slide 37 See reconciliation on slide 38

Experienced Team Tool and Die Work at Enviva’s Production Plant in Ahoskie, NC

High Caliber Leadership Management and Board with Significant Industry Experience John Keppler Chairman & CEO Steve Reeves EVP & CFO Thomas Meth EVP of Sales and Marketing Bill Schmidt EVP, GC & Secretary Royal Smith VP of Operations Jim Geraghty VP & Controller Bill Reilly Director (Independent) Michael Hoffman Director John Bumgarner Director (Independent) Ralph Alexander Director Janet Wong Director (Independent) Management Directors Black & Decker Robin Duggan Director Carl Williams Director Ray Kaszuba VP & Treasurer GM KPMG Exxon EPA Plum Creek Michelin BP Williams Buckeye

Enviva: A Compelling Story Compelling Industry Fundamentals Advantaged Assets Long-Term Off-take Agreements Experienced Management Team Substantial Growth Opportunities

Reg G Reconciliations

Non-GAAP Financial Measures Non-GAAP Financial Measures We view adjusted EBITDA and distributable cash flow as important indicators of performance. Adjusted EBITDA We define adjusted EBITDA as net income or loss excluding depreciation and amortization, interest expense, taxes, early retirement of debt obligation, non-cash unit compensation expense, asset impairments and disposals, and certain items of income or loss that we characterize as unrepresentative of our operations. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures and interest expense net of amortization of debt issuance costs and original issue discount. Distributable cash flow is used as a supplemental measure by our management and other users of our financial statements as it provides important information relating to the relationship between our financial operating performance and our ability to make cash distributions. Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with generally accepted accounting principles (“GAAP”). We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Q3 2015 Financial Information

ENVIVA PARTNERS, LP
COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2015	2014 (Predecessor)	2015	2014 (Predecessor)
Product sales	$115,081	$75,186	$335,857	$208,332
Other revenue	1,507	924	4,704	2,827
Net revenue	116,588	76,110	340,561	211,159
Cost of goods sold, excluding depreciation and amortization	96,238	63,277	279,858	184,887
Depreciation and amortization	6,294	4,767	21,587	14,308
Total cost of goods sold	102,532	68,044	301,445	199,195
Gross margin	14,056	8,066	39,116	11,964
General and administrative expenses	4,779	2,837	13,176	7,399
Income from operations	9,277	5,229	25,940	4,565
Other income (expense):				
Interest expense	(2,887)	(2,124)	(7,576)	(6,619)
Related party interest expense	—	—	(1,097)	—
Early retirement of debt obligation	—	—	(4,699)	(73)
Other income	9	4	24	16
Total other expense, net	(2,878)	(2,120)	(13,348)	(6,676)
Income (loss) before tax expense	6,399	3,109	12,592	(2,111)
Income tax expense	1	4	2,657	12
Net income (loss)	6,398	3,105	9,935	(2,123)
Less net loss attributable to noncontrolling partners' interests	14	19	30	61
Net income (loss) attributable to Enviva Partners, LP	$6,412	$3,124	$9,965	$(2,062)
Less: Predecessor loss to May 4, 2015 (prior to IPO)			$(2,132)	
Enviva Partners, LP partners' interest in net income from May 5, 2015 to September 30, 2015			$12,097	
Net income per common unit:				
Basic	$0.27		$0.51	
Diluted	$0.27		$0.50	
Net income per subordinated unit:				
Basic	$0.27		$0.51	
Diluted	$0.27		$0.50	
Weighted average number of limited partner units outstanding:				
Common – basic	11,906		11,906	
Common – diluted	12,193		12,179	
Subordinated – basic and diluted	11,905		11,905	
Distribution declared per limited partner unit for respective periods	$0.4400		$0.7030	

35

Q3 2015 Financial Information (Cont.) ENVIVA PARTNERS, LP COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands) (Unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2015 2014 2015 2014 (Predecessor) (Predecessor) (in thousands) Reconciliation of distributable cash flow and adjusted EBITDA to net income (loss): Net income (loss) $ 6,398 $ 3,105 $ 9,935 $ (2,123) Add: Depreciation and amortization 6,306 4,777 21,621 14,335 Interest expense 2,887 2,124 8,673 6,619 Early retirement of debt obligation — — 4,699 73 Purchase accounting adjustment to inventory — — 697 — Non-cash unit compensation expense 180 1 363 2 Income tax expense 1 4 2,657 12 Asset impairments and disposals (127) — (100) 62 Acquisition transaction expenses 257 — 257 — Adjusted EBITDA $ 15,902 $ 10,011 $ 48,802 $ 18,980 Less: Interest expense net of amortization of debt issuance costs and original issue discount 2,532 1,619 7,444 5,103 Maintenance capital expenditures 735 184 2,342 184 Distributable cash flow $ 12,635 $ 8,208 $ 39,016 $ 13,693

Non-GAAP Financial Measures Reconciliation The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income, in each case for the three months ending September 30, 2015 (in millions): Three Months Ended September 30, 2015 Net income (loss) $ 6.4 Add: Depreciation and amortization 6.3 Interest expense 2.9 Early retirement of debt obligation — Purchase accounting adjustment to inventory — Non-cash unit compensation expense 0.2 Income tax expense — Asset impairments and disposals (0.1) Acquisition transaction expenses 0.3 Adjusted EBITDA $ 15.9 Less: Interest expense net of amortization of debt issuance costs and original issue discount 2.5 Maintenance capital expenditures 0.7 Distributable cash flow $ 12.6 The following table provides a reconciliation of the estimated range of adjusted EBITDA to the estimated range of net income, in each case for the three months ending December 31, 2015 (in millions): Three Months Ending December 31, 2015 Estimated net income $ 5.6 – 6.6 Add: Depreciation and amortization 5.1 Interest expense 2.8 Non-cash unit compensation 0.4 Income tax expense 0.1 Asset impairments and disposals 0.3 Acquisition transaction expenses 0.5 Estimated adjusted EBITDA $ 14.8 – 15.8

Non-GAAP Financial Measures Reconciliation (Cont’d) The following table provides a reconciliation of the estimated range of distributable cash flow and adjusted EBITDA to the estimated range of net income, in each case for the twelve months ending December 31, 2016 (in millions): Twelve Months Ending December 31, 2016 Estimated net income (loss) $ 43.0 – 47.0 Add: Depreciation and amortization 25.4 Interest expense 13.0 Non-cash unit compensation expense 1.2 Asset impairments and disposals 0.4 Estimated adjusted EBITDA $ 83.0 – 87.0 Less: Interest expense net of amortization of debt issuance costs and original issue discount 11.9 Maintenance capital expenditures 4.1 Estimated distributable cash flow $ 67.0 – 71.0

Non-GAAP Financial Measures Reconciliation (Cont.) Our sponsor’s estimates of incremental adjusted EBITDA for each of the Sampson plant and the Wilmington terminal are based on numerous assumptions that are subject to significant risks and uncertainties. The assumptions underlying our sponsor’s estimates of incremental adjusted EBITDA generated by certain of its assets are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the IPO prospectus filed on April 29, 2015 and the Quarterly Reports on Form 10-Q most recently filed with the SEC. A reconciliation of estimated incremental adjusted EBITDA to GAAP net income is not provided because forward-looking GAAP net income generated by each of the Sampson plant and the Wilmington terminal is not accessible and reconciling information is not available without unreasonable effort. The amount of interest expense and the amount of depreciation and amortization expense with respect to the Sampson plant and the Wilmington terminal, in each case, is not accessible or estimable at this time. The amount of actual interest expense or depreciation and amortization expense, as the case may be, incurred could be significant, such that the actual amount of net income generated by each of the Sampson plant and Wilmington terminal could vary substantially from the respective amounts of estimated incremental adjusted EBITDA.

Contact: Ray Kaszuba Vice President and Treasurer +1 240-482-3856 ir@envivapartners.com